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                                                                   EXHIBIT 23.3

                         CONSENT OF ERNST & YOUNG

  We consent (a) to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4) and related Prospectus of IMC Global Inc. ("IMC") which also comprises this Joint Proxy Statement of IMC and The Vigoro Corporation ("Vigoro"), in connection with (i) the registration of 36,495,589 common shares of IMC to be issued in the proposed merger (the "Merger") of a wholly-owned subsidiary of IMC into Vigoro and (ii) the consideration of the Merger by the stockholders of IMC and Vigoro, and (b) to the incorporation by reference of our report dated August 17, 1994 (except for Note 8 which is as of November 28, 1994 and Note 1 which is as of December 16, 1994) with respect to the financial statements of Central Canada Potash (then a division of Noranda Inc.) included in Vigoro's Current Report on Form 8-K dated January 5, 1995 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG

Saskatoon, Canada

January 29, 1996